EXHIBIT 32

CERTIFICATION

In connection with the quarterly report of Strongbow Resources Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended August 31, 2011 as filed with the Securities Exchange Commission on the date hereof (the “Report”), We, Grant Petersen, the Principal Executive Officer and Herbert Schmidt, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: October 17, 2011	STRONGBOW RESOURCES INC.

/s/ Grant Petersen
Grant Petersen,
Principal Executive Officer

Date: October 17, 2011

/s/ Herbert Schmidt
Herbert Schmidt,
Principal Financial Officer